Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2013, with respect to the consolidated financial statements included in the Annual Report of Genie Energy Ltd. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Genie Energy Ltd. on Form S-8 (File No. 333-177565, effective October 27, 2011).

/s/ GRANT THORNTON LLP

New York, New York
March 16, 2015